Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “WEALTHCASA CAPITAL FUND, LP”, FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF AUGUST, A.D. 2022, AT 2:22 O`CLOCK P.M.

s//: Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State

Authentication: 204262643

Date: 08-26-22

6991404 8100

SR# 20223361123

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:22 PM 08/25/2022

FILED 02:22 PM 08/25/2022

SR 20223361123 - File Number 6991404

CERTIFICATE OF LIMITED PARTNERSHIP OF

WEALTHCASA CAPITAL FUND, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST: The name of the limited partnership is Wealthcasa Capital Fund, LP.

SECOND: The address of its registered office in the State of Delaware is c/o Cogency Global Inc., 850 New Burton Rd, Suite 201, Dover, County ofKent, Delaware 19904. The name of the Registered Agent at such address is Cogency Global Inc.

THIRD: The name and mailing address of the general partner is as follows:

Wealthcasa Capital GP, LLC

60 Marycroft Avenue, Unit 8

Vaughan, Ontario, L4L 5Y5 Canada

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 25th day of August, 2022.

Wealthcasa Capital GP, LLC, the General Partner

By: /s/ Cesare Bauco

Name: Cesare Bauco

Title: Authorized Person